This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of , by and between Regen Biopharma, Inc. , a Nevada corporation, with headquarters located at 4700 Spring Street, Suite 304,La Mesa California, 91942, (the “Company”), and ASC Recap LLC, a Connecticut Limited Liability Company, with its address at 90 Grove Street, Suite 108, Ridgefield CT 06877(the “Buyer”).

WHEREAS:

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”);

B. Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement 100,000 shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”).

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1.Purchase and Sale of the Common Stock.

a. Purchase of the Common Stock. On the Closing Date (as defined below), the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company the Common Stock

b. Form of Payment. On the Closing Date (as defined below), (i) the Buyer shall pay the amount of $ 100,000 USD for the Common Stock to be issued and sold to it at the Closing (as defined below) (the “Purchase Price”) by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions and (ii) the Company shall deliver the Common Stock to the Buyer, against delivery of such Purchase Price.

c. Closing Date. The date and time of the issuance and sale of the Common Stock pursuant to this Agreement (the “Closing Date”) shall be September 30, 2013 , or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

2. Buyer’s Representations and Warranties. The Buyer represents and warrants to the Company that:

a. Investment Purpose. As of the date hereof, the Buyer is purchasing the shares of Common Stock for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act

b. Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

c. Reliance on Exemptions. The Buyer understands that the Common Stock is being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Common Stock.

d. Information .The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Stock which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer.

e. Transfer or Re-sale. The Buyer understands that sale or re-sale of the Common Stock has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Common Stock may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of except pursuant to an effective registration statement under the 1933 Act and applicable state securities laws or any other applicable securities laws or pursuant to an applicable exemption from the registration requirements of such 1933 Act and such laws;

f. Legends. The Buyer understands that the Common Stock will bear a restrictive legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

g. Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms.

3. Company’s Representations and Warranties. The Company represents and warrants to the Buyer that:

a. Organization. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to carry on its business as it is now being conducted.

b. Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Company, and this Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms.

4. General Provisions.

a. Entire Agreement. This Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

b. Governing Law. This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of California. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

Signed, sealed and delivered in the presence of:

COMPANY:

By:    /s/David R. Koos                                           Date signed:11/07/2013

David R. Koos, Chairman and CEO

BUYER

By:    Stephen Hicks                                                Date signed: 11/07/2013

Stephen Hicks, Managing Partner